Prospectus Supplement (Sales Report) No. 21 dated March 10, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 355745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
355745	$17,000	$17,000	12.21%	1.00%	February 27, 2009	March 9, 2012	March 9, 2013	$7,700

                This series of Notes was issued upon closing and funding of member loan 355745. Member loan 355745 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Accurate Tool co.	Debt-to-income ratio:	7.93%
Length of employment:	12 years	Location:	Coatesville, PA

Home town:
Current & past employers:	Accurate Tool co., Wamac Industries
Education:	Delaware County Community College

This borrower member posted the following loan description, which has not been verified:

I am a Real estate investor in Pa. I need down payment money for a hard money loan to purchase, rehab and then refinance for long term cashflow

A credit bureau reported the following information about this borrower member on September 8, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	24
Revolving Credit Balance:	$15,146.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why are you investing in real estate when the prices continue to fall?	Thanks for the question. The Real estate that I will purchase will cashflow at todays prices ( I will make enough money from monthly rental to cover all expenses and provide income). This is a long term investment that will eventually pay itself off if I don't sell it.
Have you done any other real estate investing in the past? How recently? Did it involve a rehab?	Yes, I have a property that I completely rehabbed in 2007 (new kitchen, bath, paint, carpet etc.) and now rent out.
1. What do you do at Accurate Tool Company? 2. Does you stated monthly income of 6667 include the gross rental income, or is it your earnings at Accurate?	I am a Supervisor at Accurate Tool co. We are a Medium size Manufacturing facility. We make parts for Power Generation, aero space and other industry. We have remained very busy dispite the economy. The stated income does not include my Rental which provides about $200/month in positive cash flow.

Member Payment Dependent Notes Series 372736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372736	$6,000	$6,000	12.21%	1.00%	February 26, 2009	March 12, 2012	March 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372736. Member loan 372736 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	NISCAYAH	Debt-to-income ratio:	20.43%
Length of employment:	1 year	Location:	IRVING, TX

Home town:	GARLAND
Current & past employers:	NISCAYAH, LSI, THE GRAPHICS GROUP (SELF)
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I took a signature debt consolidation about a year ago with Citifinancial. I have 709 credit score and nothing past due, just had a lot of revolving debt. I pay everything on time - but want to get out from underneath this 26% interest loan. I pay $300 per month (my minimum payment is $288, no prepayment penalty) and some months make an extra payment just to try to get it paid off sooner.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,694.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you please fax your employment/income info to lending club?	I have contacted Lending Club for fax information and contact person. Once I receive a response I will be happy to (company info & most recent paystub I assume will be sufficient)? Thanks for your interest!
Hi, (1) Are you current with all your debt payments? (2) Are you paying more than the minimums and, if so, how much? (3) How many of your credit card and other lines of credit accounts will you be closing? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? (6) Does your monthly budget include at least $50 per month in savings to replenish the emergency fund after you use the fund for unexpected expenses? Thanks!	Hi, (1) yes, I am current with all payments and have never been late for over 8 years (2) yes, I have a Citibank MC (min payment $120, I usually pay $300), Wamu Visa (min payment is $114, normally pay $200) and a Wells Fargo (min $89 - pay $100) (3) I will not be closing any of my credit cards as this will affect my FICO score (older credit shows best), however when I pay off the Citifinancial loan I am replacing with this loan, I will not obtain any new loans with them or any other institution. I plan to use the extra $100 a month I will save on this loan to either pay towards this loan (keep my same $300 payment I have now) or pay towards my credit cards (4) yes, I keep an active budget and have since 2002 which I update weekly with my progress (5) I have $3000 in an emergency fund that has been there for over a year (6) My goal is to put $300 in savings each month, however all of my extra money has been going to try to get this Citifinancial debt paid off. Thank you for your interest!
thank you. one more thing, what are the 3 recent inquiries for?	Mortgages, testing the waters on interest rates. (Currently I pay $1,100 rent, but split with fiancee, we plan to purchase a home later this year). Thank you!
how much was the original loan from citifi	$10k
What is NISCAYAH, and what do you do there?	Niscayah provides security installations to large corporations worldwide (cameras, card readers, DVRs as well as service). They formed in Sweden, I work in a US branch. You can look them up on the web. I am their Office Manager.

Member Payment Dependent Notes Series 376010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376010	$5,000	$5,000	13.47%	1.00%	February 26, 2009	March 6, 2012	March 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376010. Member loan 376010 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	General Dynamics	Debt-to-income ratio:	15.20%
Length of employment:	1 year 1 month	Location:	New Bedford, MA

Home town:	Figueira da Foz
Current & past employers:	General Dynamics, Raytheon Corporation, Excell Switching
Education:	Bridgewater State College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off a loan that I have with high interest rate.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	16
Revolving Credit Balance:	$28,637.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the rate and minimum payment amount on the loan you want to pay off?	The interest rate is 24.99. The minimum payment is $137.00 for 7 years. I've been sending $150 all of the time, but hasn't made much difference.
what other debt do you have? It says you have $25K in revolving credit balance. thanks	I have two other credit cards with low APRs and a line of credit with High APR, which this loan will be used to pay off.

Member Payment Dependent Notes Series 378929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378929	$13,475	$13,475	15.68%	1.00%	February 26, 2009	March 9, 2012	March 9, 2013	$7,800

                This series of Notes was issued upon closing and funding of member loan 378929. Member loan 378929 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,290 / month
Current employer:	Panther II Transportation	Debt-to-income ratio:	18.08%
Length of employment:	9 years 11 months	Location:	Medina, OH

Home town:	Oklahoma City
Current & past employers:	Panther II Transportation, Glenbrook Hospital, Glenview IL
Education:	Lake Forest College, Lake Forest, IL, Casady School, Oklahoma City, OK

This borrower member posted the following loan description, which has not been verified:

One of my credit card companies Washington Mutual that I had been paying faithfully, on time, not going over my limit, with online bill pay, sent a notice with a statement a few months ago notifying me that if I did not opt out in writing by a certain date my interest rate would be raised. I did not see it this notice, therefore did not opt out. I just discovered that my interest rate went from 10.24% on $3,840.99 and 23.99 on $213.71 and 11.74% on $9,284.79 to 21.99% and 23.24% - from $122.00 finance charge a month to $241.56 a month. I really want to pay this credit card company off, and not pay them one more red cent in interest. My goal is to pay off all my debt and learn to live within my means and have a savings for emergencies. I owed $13,208.97 on this card before I made my last payment of 405.00.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,688.00	Public Records On File:	1
Revolving Line Utilization:	92.10%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379014	$5,000	$5,000	11.89%	1.00%	February 28, 2009	March 17, 2012	March 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379014. Member loan 379014 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,666 / month
Current employer:	Pennsylvania Air National Guard	Debt-to-income ratio:	2.23%
Length of employment:	2 years 3 months	Location:	Middletown, PA

Home town:	Harrisburg
Current & past employers:	Pennsylvania Air National Guard, Exel Logistics
Education:	Shippensburg University of Pennsylvania, Millersville University of Pennsylvania, Harrisburg Area Community College-Harrisburg

This borrower member posted the following loan description, which has not been verified:

Having a garage built for storage, when deployed overseas with the military. Will be used to keep our vehicles out of the elements. Father and son, both inmilitary.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,200.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
does it mean your loan will be reduced to the max 6% for deployed military folks?	I haven't looked into this factor yet, since I am only here at home station.
What are your responsibilities in the Guard? Do you have deployment papers now?	I fix planes. Have been deployed before, but not right now.
how much is your mortgage incl. taxes & insurance? How do you plan to repay when deployed? whats your rank? how many dependents do you have? if any. How many vehicles do you own?	I pay $300 a month rent. My father owns the house. I have no car payment, I own my car. I'm not deployed right now, and don't have papers.
How do you plan to repay when deployed?	If I have to deploy, I will have internet access whenever I want. If electronic payments are not available for some reason, I have someone assigned to take care of any paperwork

Member Payment Dependent Notes Series 379778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379778	$7,500	$7,500	12.84%	1.00%	February 26, 2009	March 5, 2012	March 5, 2013	$5,175

                This series of Notes was issued upon closing and funding of member loan 379778. Member loan 379778 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Andrew Mitchell Holdings	Debt-to-income ratio:	8.92%
Length of employment:	7 years 6 months	Location:	jamestown, NY

Home town:	Dunkirk
Current & past employers:	Andrew Mitchell Holdings, Bath and Body Works
Education:

This borrower member posted the following loan description, which has not been verified:

Hi my name is Katie. I am currently working to expand my business in New York. Currently my business focus' on real estate development and management. Now don't get scared that the word real estate is involved. We are extremely conservative and I work in an area in Western New York. This area was never affected by the boom whether positively or negatively. We manage vacation rentals close to the ski resorts and we also own mixed use apartment buildings. I would like to expand the business and do better marketing and upgrade our equiptment. (servers etc) I would also like to hire a new employee. The SBA is a joke right now and conventional lenders are also.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,590.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379811	$15,000	$15,000	16.63%	1.00%	February 26, 2009	March 7, 2012	March 7, 2013	$5,325

                This series of Notes was issued upon closing and funding of member loan 379811. Member loan 379811 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,462 / month
Current employer:	BlueCrossBlueShield	Debt-to-income ratio:	20.15%
Length of employment:	3 years	Location:	Maple Grove, MN

Home town:
Current & past employers:	BlueCrossBlueShield
Education:	Wichita State University

This borrower member posted the following loan description, which has not been verified:

To pay off high APR% Credit Cards. To become debt free.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,123.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379896	$10,775	$10,775	15.37%	1.00%	February 28, 2009	March 11, 2012	March 11, 2013	$7,100

                This series of Notes was issued upon closing and funding of member loan 379896. Member loan 379896 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	nassau inn	Debt-to-income ratio:	5.02%
Length of employment:	1 year	Location:	hopewell, NJ

Home town:	New Brunswick
Current & past employers:	nassau inn, chimney rock inn
Education:	Raritan Valley Community College

This borrower member posted the following loan description, which has not been verified:

Loan for used truck and materials to start landscaping business

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,889.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you planning to keep your regular job and do the landscaping on the side, or are you going to shift to full-time landscaping?	I'll keep my regular job for now to ensure stability, however, as business picks up, I plan to switch to landscaping full time. My husband, though, will be landscaping full time, as he has already built our client base.

Member Payment Dependent Notes Series 379902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379902	$5,000	$5,000	12.53%	1.00%	February 26, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379902. Member loan 379902 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,375 / month
Current employer:	Primary Color Inc.	Debt-to-income ratio:	23.29%
Length of employment:	4 years 4 months	Location:	Los Angeles, CA

Home town:	San Diego
Current & past employers:	Primary Color Inc., Paper Chase Printing
Education:	Fashion Institute of Design & Merchandising in Los Angeles (FIDM)

This borrower member posted the following loan description, which has not been verified:

consolidation of debt

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,752.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379903

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379903	$20,000	$20,000	13.16%	1.00%	February 26, 2009	March 7, 2012	March 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379903. Member loan 379903 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Oberon Associates, A Stanley Company	Debt-to-income ratio:	9.52%
Length of employment:	3 years 1 month	Location:	Vail, AZ

Home town:	Ocala
Current & past employers:	Oberon Associates, A Stanley Company, US Army
Education:	Norwich University, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Recently bought a home, and new appliances. Now looking to responsibly consolidate debt and improve cashflow by reducing interest payments and the total number of creditors.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	67
Revolving Credit Balance:	$22,424.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, (1) Are you current on your debt payments? (2) Are you paying more than the minimums, if so how much more? (3) Do you have a written, active monthly expense and savings budget? (4) Do you have at least $1000 in an emergency fund in a savings account so you don't have to use credit cards to pay unexpected expenses? (5) Does your budget have at least $50/month is savings to replenish the emergency fund if you need to dip into it? Thanks!	1. We are current on our debt payments, but feel we are paying too much interest. 2. We pay more than the minimums, but the amount varies depending on the interest rates - we pay more principal on the higher interest cards to pay them down faster. 3. We do have a written budget - and we place a significant amount of our savings into retirement plans and insurance. 4. I place my National Guard Drill checks directly into a savings account (typically @$1,000/month). We maintain better than $2,000 in that account typically. 5. As noted in answer 4, my National Guard pay goes directly into savings. Verissimus

Member Payment Dependent Notes Series 379948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379948	$8,000	$8,000	14.42%	1.00%	February 26, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379948. Member loan 379948 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,964 / month
Current employer:	Pioneer Nutritional	Debt-to-income ratio:	24.63%
Length of employment:	6 years 3 months	Location:	Shelburne Falls, MA

Home town:
Current & past employers:	Pioneer Nutritional, WGBH Educational Foundation
Education:	Skidmore College

This borrower member posted the following loan description, which has not been verified:

My request is really simple. This loan will consolidate a handful of debts I am already paying regularly without fail. This one loan payment will simply replace all the payments I am currently making on the debts I've chosen to include in this figure. (I have not included a couple as their rates are already great and I'm making fast progress there.) I just want to accelerate my overall pay-off progress a bit by shaving a few more percentage points off interest rates and having a fixed schedule for pay-off. I have done this a couple of times already with terrific success. Over the past several years, I have turned my financial life around penny by penny. I went from having a very low FICO, twice as much debt and several derogatory credit marks due to an isolated personal hardship, to cleaning up everything through perseverance, sacrifice and hard work. I am incredibly proud of myself and confident in my ability to become debt free in just a few more years! My partner is self-employed and work is slow right now. We are not in trouble yet, but I want to be proactive about "tightening up the ship" and not spending money where I don't have to. That includes high interest rates on debt. We are already limiting our spending to necessary items. Rest assured, I am very serious about fulfilling my obligations to lenders. Financial health is my #1 priority.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	58
Revolving Credit Balance:	$8,928.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380112	$5,000	$5,000	13.79%	1.00%	February 26, 2009	March 6, 2012	March 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380112. Member loan 380112 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	22.18%
Length of employment:	n/a	Location:	staten island, NY

Home town:	Brooklyn
Current & past employers:	community transportation
Education:

This borrower member posted the following loan description, which has not been verified:

needed to pay bills off

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,040.00	Public Records On File:	1
Revolving Line Utilization:	45.20%	Months Since Last Record:	35
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hint - when your employer is not listed and/or is not nationally known it is hard for lenders to feel confident that your employer and your employment will both survive the tough economy. I suggest you provide information about why your company and your job are secure and will survive the tough times.	I am retired that is why I did not list an employer

Member Payment Dependent Notes Series 380134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380134	$20,000	$20,000	14.11%	1.00%	February 27, 2009	March 6, 2012	March 6, 2013	$15,650

                This series of Notes was issued upon closing and funding of member loan 380134. Member loan 380134 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,565 / month
Current employer:	Bomac Exterminating Company, Inc	Debt-to-income ratio:	4.34%
Length of employment:	6 years 4 months	Location:	Birmingham, AL

Home town:	Birmingham
Current & past employers:	Bomac Exterminating Company, Inc, Walgreen, Knight-Ridder, US House of Representatives, Morehouse College, United Way, Urban League
Education:	Morehouse College, Miles College, Spelman College, Clark Atlanta University

This borrower member posted the following loan description, which has not been verified:

Buying more rental property at super low prices. My phone is ringing off the hook for rental property and I can't get the houses fast enough. All purchases have over 65% equity at time of purchase. Most have 70% + after cosmetic repairs. Need money to cover 2 of 5 houses currently under contract.

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$92,549.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please contact Lending Club and verify your income and employment.	I received the following response from member support when contacting them concerning income and employment verification, "The Lending Club credit review team will contact you directly to provide income documentation." If you know of a faster way to get the documentation please let me know. Thanks
Could you please detail your monthly expenditures across the board. Also, please break down how much of your $8,565 income is from employment and how much is from rental property income.	$2050/ mo is from employment and $6515 comes from rental property. That number will increase by $735 starting 3/20/09 as I received the deposit and signed lease for another property on 3/4/09. Monthly required debt service is $1137 consisting of 1 mortgage and 3 equity lines. Taxes and insurance are paid to an account in the amount of $1300. Other payments are $100/ mo to home Depot credit cards. My mortgages total $194,000. The 10 properties that I have are values at approximately $804,520. However, I believe that the true market value is closer to about $650,123. I have one personal credit card that has a 0 balance (it was supposed to be a line of credit but the bank sent a credit card instead). I also have a student loan which has a $75/ mo payment. My pest control job covers my personal monthly expenses. If you need more detail about repair and rehab expenses I would be able to better address that tonight. However, I have financed that majority of these expenses from my savings, rental income, and sweat equity. Feel free to ask any other questions.
why your status is still under review?	The income verification went to my junk mail. I was instructed by someone from Lending Club to fax my tax returns and w-2's. Was faxed this morning.

Member Payment Dependent Notes Series 380158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380158	$5,000	$5,000	13.47%	1.00%	February 26, 2009	March 6, 2012	March 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380158. Member loan 380158 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	United Health Group	Debt-to-income ratio:	18.92%
Length of employment:	1 year 2 months	Location:	DALLAS, TX

Home town:	Milwaukee
Current & past employers:	United Health Group, Dallas County Health and Human Services
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

loan to pay extra wedding expenses

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	24	Months Since Last Delinquency:	2
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380184	$9,100	$9,100	13.47%	1.00%	February 28, 2009	March 7, 2012	March 7, 2013	$4,050

                This series of Notes was issued upon closing and funding of member loan 380184. Member loan 380184 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Bonillas Elementary	Debt-to-income ratio:	7.61%
Length of employment:	12 years	Location:	TUCSON, AZ

Home town:	Houston
Current & past employers:	Bonillas Elementary, St Mary's Seminary in Baltimore, MD
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

A need to update the house to code.

A credit bureau reported the following information about this borrower member on February 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	24
Revolving Credit Balance:	$22,493.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What, exactly, is not up to code? 2. How long have you lived in this house?	We have lived in this house for 13 years. It was built in the early 70's and we have tried to take care of it but too many things have gone bad. The house shifted and the single brick wall on three sides of the house split open to where I can see outside from my bedroom. The wood awning on the east side is completely rotten. The ceramic tiles split apart in the hallway, and a glass window cracked. The plumping in the master bath needs replacing. I had a friend's husband who is a contractor come in and look at everything and said he would help and give us the lowest estimate possible. I hope this answered your question, please feel free to ask more if anything was not clear.
What needs to be brought up to code? Are you doing that in preparation of selling?	My husband would like to sell the house but in this market in Tucson we don't know how long it would take to sell.
Please explain your delinquency that was reported 24 months ago.	I was surprised to see this on my report and it did not tell me which account the delinquency was from. I will tell you as soon as I find out. Thank-you.
Are you a teacher, principal, school secretary, or what? Do you have tenure?	I am the registrar and attendance clerk. I have been in that position for 6 years and was a library assistant for 8 years before that. I have enough years to be able to move up or transfer within the Tucson Unified School district.

Member Payment Dependent Notes Series 380192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380192	$5,300	$5,300	14.42%	1.00%	February 26, 2009	March 9, 2012	March 9, 2013	$1,000

                This series of Notes was issued upon closing and funding of member loan 380192. Member loan 380192 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	BDO Seidman LLP	Debt-to-income ratio:	15.24%
Length of employment:	5 years	Location:	Flushing, NY

Home town:	Brooklyn
Current & past employers:	BDO Seidman LLP, YMCA
Education:	University of Hartford

This borrower member posted the following loan description, which has not been verified:

Repayment to University of Hartford for purpose of receiving transcript and re-applying to CUNY.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	53
Revolving Credit Balance:	$2,401.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Very expensive transcript. What fees/charges did you leave unpaid? For how long? Is that the reason for your credit score being low, even with no delinquencies for over 4 years?	This was actually a loan directly from the university from when I studied there some years back. Low credit score is primarily due to poor credit decisions in my late teens. My transcript will not be released until the debt is paid in full. Fortunately, they havent made the debt public, so it wont be sent to a credit agency. I need to return to school, to be eligible for promotions at work. Monthly payments won't be a problem. Recent credit records prove that.

Member Payment Dependent Notes Series 380233

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380233	$7,000	$7,000	13.16%	1.00%	February 27, 2009	March 11, 2012	March 11, 2013	$4,475

                This series of Notes was issued upon closing and funding of member loan 380233. Member loan 380233 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Eyeblaster Inc	Debt-to-income ratio:	5.83%
Length of employment:	3 years 11 months	Location:	Jersey City, NJ

Home town:	New Rochelle
Current & past employers:	Eyeblaster Inc, GraficaGroup, Bloomberg, LLP, Merrill Lynch
Education:	Albright College

This borrower member posted the following loan description, which has not been verified:

I would like to get a loan to consolidate some of my credit cards and my car loan and combine them into one payment.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	76
Revolving Credit Balance:	$8,091.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Overall, your status looks pretty good and I'd be inclined to help fund your loan if you will contact Lending Club and arrange to have your employment income verified. It's voluntary, but it helps the loan process, I believe.	I sent them my pay stub information yesterday afternoon, so I imagine the income verification will be forthcoming.
Are you presently paying more than monthly minimums? If so, by how much? What is your plan to prevent high CC debt in the future?	Yes, combined on all my cards I am paying $500 a month more than the minimum. All of my expenses are budgeted and I view credit in a much healthier way than I did 5 or 6 years ago. I have worked hard to pay down what I owe and restore my credit ratiing and would never let myself get into that situation again. My goal is to rid myself completely of all credit card debt in 2009 and this loan along with perseverance will help me achieve that goal.
what do you do at Eyeblaster Inc? and how safe is your job?	I lead a team of technical support professionals for an online advertising vendor. I feel very secure at my job. Fortunately, there has been enough work in my queue to provide me with plenty of long working days.

Member Payment Dependent Notes Series 380297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380297	$7,700	$7,700	9.63%	1.00%	February 28, 2009	March 7, 2012	March 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380297. Member loan 380297 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	B.B. Chemicals, Inc.	Debt-to-income ratio:	24.50%
Length of employment:	6 months	Location:	Eustace, TX

Home town:	Poteet
Current & past employers:	B.B. Chemicals, Inc., Self-Employed, Tex-Systems & Services
Education:

This borrower member posted the following loan description, which has not been verified:

I have only one credit card, but the interest I am paying on it is outragiously high. I want to pay it off and cancel it. Thanks!

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,734.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does the full amount go towards the $13,734 of revolving credit showingin your credit history? What are the interest rate, balance, and monthly payment on your credit card? Thanks	I will pay off the Wells Fargo Credit Card with this loan. After I pay it off, I will cancel the card and be done with it. It has a high interest rate.
What is the current balance, interest rate, and minimum payment on this card?	Balance is $11,682.85 Composite APR is 18.47% Minimum Payment this month is $301.00
Hi, (1) Are you current with your Credit Card payments? (2) Are you paying more than the $301/mo. minimum? (3) Do you have at least a $1000 emergency fund in a savings account so you don't have to rely on credit to cover unexpected expenses? (4) Does your monthly budget include at least $50 in savings so you can replenish your emergency fund if you have to tap it? Thanks!	1) Yes, I am current 2) Yes I pay more than the minimum. 3) Yes, I have at least a $1000.00 emergency fund. 4) Yes.
Will you verify your income?	Yes.
Have you cut up your credit card?	Yes
Have you tried to get Wells to lower your rate? With credit as good as yours, I don't see why they would not do so. Also, what steps are you taking to ensure you get out of debt, aside from taking this loan?	That is a good suggestion. I will call Wells Fargo tomorrow and try that. I don't buy anything on credit and am paying down the debt as fast as I can.
The listing says that you have been at B.B. Chemicals for six months. Where did you work before that?	I was self-employed as a telecom and network technician. I still do that as a second job, and do some farming as well. I have several income sources.

Member Payment Dependent Notes Series 380363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380363	$10,000	$10,000	12.84%	1.00%	February 26, 2009	March 7, 2012	March 7, 2013	$5,400

                This series of Notes was issued upon closing and funding of member loan 380363. Member loan 380363 was requested on February 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Shell Designs	Debt-to-income ratio:	19.44%
Length of employment:	4 years 6 months	Location:	Provincetown, MA

Home town:	Springfield
Current & past employers:	Shell Designs, Dolphin Fleet
Education:	UMass Amherst

This borrower member posted the following loan description, which has not been verified:

$ credits cards totaling $16,000 and a car loan of $4,000.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,944.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hint - when your employer is not a nationally known brand it is hard for lenders to feel confident that your employer and your employment will both survive the tough economy. I suggest you provide information about why your company and your job are secure and will survive the tough times.	The business is located in Provincetown and the income basis in tourism. It has been in the same location for over 20 years and has a loyal following. We sell mainly gold and silver jewelry. Last year we had one of our best years despite the economy. Though we sell a lot of gold charms along with silver jewelry, we have many items of costume jewelry that range from 3.95 to 19.95. A large percentage of our sales are repeat customers. Since we have been there for over 20 years, people whocame to the store as children are now bringing their children in to buy a little momento of their vacation. I found many people stayed close to home for their vacations last year and I feel that trend will continue this year. Last season I had many people in the shop who were from Massachusetts who had not been to Cape Cod for years but chose to stay closer to home during their vacation. Provincetown is a unique place. We not only draw from the people who are actually staying or living here but from the whole cape. For most who visit the cape in general, part of their trip is a day spent in Provincetown. We a have a great location, you have to pass by the shop as you exit the parking lot or come off one of the daily ferry arrivals from Boston. We also have a low overhead. Low rent a small staff of 2 fulltime sales people and one part-time person. With all this in mind I believe that we will get through these trying economic times.
is this your store? What is your participation/role in it?	Not my store. The store belongs to friend who is unable to be there most of the time. I do most of the buying and books.

Member Payment Dependent Notes Series 380430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380430	$4,000	$4,000	13.79%	1.00%	February 26, 2009	March 8, 2012	March 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380430. Member loan 380430 was requested on February 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Ixtlan Inc.	Debt-to-income ratio:	13.68%
Length of employment:	2 years 4 months	Location:	Los Angeles, CA

Home town:	Long Beach
Current & past employers:	Ixtlan Inc., Steel Company
Education:	University of San Diego, University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Recently received a raise and promotion and just want to bring all my debt into one place under a lower interest rate, as I'm now financially poised to get completely out of debt. Thank you.

A credit bureau reported the following information about this borrower member on February 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	17
Revolving Credit Balance:	$4,764.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 380479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380479	$7,675	$7,675	16.00%	1.00%	February 26, 2009	March 9, 2012	March 9, 2013	$3,625

                This series of Notes was issued upon closing and funding of member loan 380479. Member loan 380479 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Hovland Conservatory of Music	Debt-to-income ratio:	16.37%
Length of employment:	1 year 2 months	Location:	Saint Paul, MN

Home town:	Saint Paul
Current & past employers:	Hovland Conservatory of Music, eHovland Information Design, Inc.
Education:	Bob Jones University

This borrower member posted the following loan description, which has not been verified:

I am tired of paying 20-25% interest on debts I accumulated in college and on my honeymoon. I will use this money to immediately consolidate balances on 3 cards to dramatically improve my credit score and cut wasted finance charge expenses. After doing some research, this looks like a financially sensible way to reduce my debt. My job is stable and debt to income ratio is excellent.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,083.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please give us a little more information on the cards, i.e., balance, rate, and minimum monthly payment on each. Also, what is your job at the conservatory? I think you've got the right idea and are smart to become debt free while you're young . Being in a higher risk category, what assurances do we have the the loan will be paid back in full should a job loss occur?	Thank you for your question. I originally posted that I would use this for three cards, but after seeing how high my qualifying interest rate was, I realized it only makes sense to pay down the two cards with the highest APRs. Although I did not qualify for a terrific rate, I believe this loan will still help me through savings on interest and by raising my credit score as a result of lower revolving balances. Here are my cards: (balance) (limit) (apr) (min payment) 6050 - 8800 @ 24.99% (150) 1627 - 2000 @ 18.99% (0% for 1 more month), (32) 4800 - 7000 @ 17.99% (119) 1300 - 2250 @ 13.24% (31) 1950 - 2300 @ 7.24% (32) My most expensive card is at 25% apr with a balance of 6,050 with limit of 8,800 - I plan on reducing this to a 5% or so usage by putting 5,750 of the loan towards it. If I do not reach full funding, this is where I will apply the loan money since it is costing me the most right now. Next is a card that is at 0% for one more month, then jumps to 18.99% (variable, I think). The balance is 1627, and I would apply the rest of the loan to this card. I had been hoping to pay down the 17.99% card too, but since I'm going to pay 18.5% on this loan (16% is the lender rate), I'll just keep paying direct to that card. This totals to just under 500 a month in debt repayment, which will be reduced to around 460 by this loan depending on how much funding I get. I am currently living with parents-in-law for free, but will move in the summer to pay a low (<750) rent or possibly mortgage if I improve my credit score enough by then. Plus, I would get the first time homebuyer's $8000 credit if I get a house, which will really help with the debt repayment. (See below how moving will not affect my job). After insurance, food and other necessities, I still have enough money each month for decent savings and discretionary spending. Let me explain my job. I am a software programmer for Hovland Conservatory of Music. The music school uses a fairly sophisticated software system to help manage students, teachers, studios and schedules across the country by a small, family-run administration. I have a long relationship with the school (I was a student there since 1st grade) and previously worked for them before college in the same capacity. The school is growing (enrollment is up 25% this spring) and the need for system software work grows with it. As it stands, it would take me about a year to train a knowledgeable person to replace me, so I believe my job there is fairly secure. I do my work from home, so location doesn't affect my job. However, to further "recession-proof" myself (and because I like learning), I have applied to graduate school at Purdue and Michigan in the Computer Engineering department to further increase my skill set (waiting to hear back still, but I am pretty sure I can get in at Purdue). Furthermore, an undergrad friend and former coworker who is currently at Purdue wants to start a software consulting business with me on the side this summer. We have a few tentative customers through contacts at the school, and would like to see if we can get more business through the competitive rates we would offer. We would just be investing our spare time to test the waters for business opportunities before committing any funds, employees, etc. I hope I covered everything, thanks for your interest.
Thanks! It sounds like you have a great attitude and the skills to pay down your debt. I hope everything works out for you as planned. As your credit improves, and it should when you pay down a couple of cards, it will become easier to get lower and lower rates to pay off your debt.	.
hmmm, how are you paying for your going back to school? it seems to me you'll incur more debt there	I just got an acceptance letter from Purdue on Monday, and I was awarded a research assistantship position (financial aid). Graduate school (at least for engineering) is different from undergrad in that the students are mostly supported by research funding made available through the faculty for whom you are researching. At Purdue, over 60% of the students have financial aid coming from the school itself through a teaching or research assistanceship, or some other fellowship or job. The details on these positions vary, and I won't get my exact details for two more weeks, but usually the cost of tuition is waived or greatly reduced, and a stipend is provided for living and other expenses. So, they basically pay for you to go to school as long as you do research for them. Last, if I did for some reason need to go a little more in debt, it would be through a low interest Federal education loan, not a credit card. I have learned over the past year to put away enough reserve money to cover unexpected expenses and avoid going more into debt.

Member Payment Dependent Notes Series 380513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380513	$7,000	$7,000	9.32%	1.00%	February 26, 2009	March 9, 2012	March 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380513. Member loan 380513 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Tullett Prebon USA Inc	Debt-to-income ratio:	7.50%
Length of employment:	15 years	Location:	Tinton Falls, NJ

Home town:	London
Current & past employers:	Tullett Prebon USA Inc
Education:	Queen Elizabeth's

This borrower member posted the following loan description, which has not been verified:

Loan to fence in primary residence.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,333.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the 80K revolving credit?	The 78K revolving credit is an interest only 2nd mortgage I used to purchase my first house in 2005. I was recently married (at some expense) and lacked a large enough deposit to purchase without it. The interest rate is prime + 1/2 and payments are currently $300 a month, and have been as high as $380. In 2015 it switches to a 20 year principle and interest loan. Thanks for your interest.
What do you do for Tullett Prebon? What is the nature of your revolving debt? Please send proof of employment and income to LendingClub. Thank you	1) Tullett Prebon is an OTC broker. We connect financial institutions who wish to trade various financial products. We do not hold positions in the market and are not directly impacted by the declining economy. We are a publicly listed company on the London stock exchange (Ticker "TLPR") My position here is extremely secure. 2) See above. 3) I will contact them today. Thanks for your interest.

Member Payment Dependent Notes Series 380527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380527	$20,000	$20,000	14.11%	1.00%	February 26, 2009	March 9, 2012	March 9, 2013	$17,500

                This series of Notes was issued upon closing and funding of member loan 380527. Member loan 380527 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Souza LLC	Debt-to-income ratio:	22.24%
Length of employment:	1 year 1 month	Location:	CATONSVILLE, MD

Home town:	Washington
Current & past employers:	Souza LLC
Education:	Widener University-Delaware Campus, Mount St. Mary's University

This borrower member posted the following loan description, which has not been verified:

To pay off credit card debt and taxes due to IRS and the State of Maryland.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,520.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why did you accumulated such a high ($10K?) amount of taxes? were they not being taken out from your monthly checks?	They were not taken out. I was paid as a contractor. I found out when I had my taxes done that I should have filed "estimated taxes" during the year. I am no longer being paid as a contractor though, so taxes are now being taken out of my pay. I found out through the IRS and my accountant, that it would be cheaper for me to take out a loan, than to set up a payment plan through the IRS.

Member Payment Dependent Notes Series 380553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380553	$7,200	$7,200	13.79%	1.00%	February 26, 2009	March 9, 2012	March 9, 2013	$3,550

                This series of Notes was issued upon closing and funding of member loan 380553. Member loan 380553 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,290 / month
Current employer:	Jefferds Corporation	Debt-to-income ratio:	18.57%
Length of employment:	3 years	Location:	Ona, WV

Home town:	Ona
Current & past employers:	Jefferds Corporation
Education:	Marshall University

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate a few credit cards before I get married. Also looking to buy parts for my truck; losing oil pressure and need to keep it on the road.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,625.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Please list the balances, current monthly minimum payments, and the interest rates of the credit cards you want to pay off. 2. Do you pay more than the minimum each month on your cards? 3. Do you have a written monthly budget? 4. What is your plan for reducing debt, especially if you are going to spend more on your truck?	$3,033 @ 18.99% Min.:$80 Usual: $150 $3,482 @ 14.59% Min.:$75 Usual: $150 I do have a written budget and I stick to it very rigidly. I am getting a raise at work but want to consolidate so I can cancel the worst of the two credit lines.
what are the balances and payments of your credit cards? and why did you incur such debt?	$3,033 @ 18.99% Min.:$80 $3,482 @ 14.59% Min.:$75 I had to replace the transmission in my truck and buy a new furnace for my house.
This is not a dealbreaker, but I'm curious to know if you will be paying this loan back with the minimum OR will you be putting extra in. I will assume (hopefully correctly) that you will pay on time, but just wanted to know how long you planned on keeping this debt. Again, this is not a dealbreaker. :)	The loan was funded last night, but I'll answer anyway. I'll be paying extra and using any bonuses at work to make second payments. i don't want to keep it for very long.

Member Payment Dependent Notes Series 380617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380617	$8,000	$8,000	9.63%	1.00%	February 26, 2009	March 9, 2012	March 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380617. Member loan 380617 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Mike Levesque Music	Debt-to-income ratio:	10.53%
Length of employment:	6 years	Location:	White Plains, NY

Home town:
Current & past employers:	Mike Levesque Music, Photomag Sound Studios
Education:	Suny Purchase

This borrower member posted the following loan description, which has not been verified:

Loan for a used Motorcycle

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1974	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	50
Revolving Credit Balance:	$9,348.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What is the year, make, and model of the motorcycle you plan to purchase? 2) Do you currently have a valid motorcycle license? How long ago did you receive it?	It's a 2006 Honda CBR 1000. My motorcycle license which i obtained in 1996 is current and valid. Best, Mike
- Will you be verifying your income to LC? - Is the sole purpose of the $8000 for the CBR? Make sure you're not overpaying as they run $5000-$7000 in private party transactions. - Is there a reason you chose to borrow for the bike vs. paying cash directly based on your stated monthly income?	I sent all income and proof of address today. The price of the CBR's which i have been finding in a 200 mile radius of NYC have been at least $7000 with Low miles and flawless condition. Please if you know of one with the specs i am looking for please send my way :). In regards to the Paying CASH or BORROWING, i prefer to pay over time. Thanks, Mike

Member Payment Dependent Notes Series 380656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380656	$2,475	$2,475	15.05%	1.00%	February 26, 2009	March 9, 2012	March 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380656. Member loan 380656 was requested on February 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	US Military	Debt-to-income ratio:	19.87%
Length of employment:	14 years 6 months	Location:	Oceanside, CA

Home town:	Ingleside
Current & past employers:	US Military
Education:

This borrower member posted the following loan description, which has not been verified:

Request Money to consolidate all debt.

A credit bureau reported the following information about this borrower member on February 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	47
Revolving Credit Balance:	$5,517.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your paygrade? Will you remain on Active Duty during the duration of this loan?	O4/Maj. I will be on active duty for at least six more years.
Thanks. I just bid. Good luck with making Lieutenant Colonel within next 1-2 years.	Thank you so much. I very much appreciate your bid, vyour assistance and your time to help me.
1. What is the delinquency for on your credit history? 2. Where are you based? 3. What are your job duties? 4. What are the rates and balances on your current debt? Thank you	1. If you check my account, I have 0 delinquency. 2. I am based at Camp Pendleton, CA. 3. I deal with manpower and personnel. 4. I have just over $5000 in debt with mixed rates. (Credit cards/old loans). Credit cards are less than 1% and old loan is 10%.
Could you provide a short list of expenses and your marital status?	Single. Rent, car payment, credit cards, old loan payment.

Member Payment Dependent Notes Series 380683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380683	$5,000	$5,000	16.32%	1.00%	February 26, 2009	March 10, 2012	March 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380683. Member loan 380683 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,000 / month
Current employer:	SAIC	Debt-to-income ratio:	4.35%
Length of employment:	18 years	Location:	Arlington, VA

Home town:	Hudson
Current & past employers:	SAIC
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to pay off the negative equity in my trade-in to gain the best leverage in negotiating for a new auto (we're having another child in a few weeks and the extra space will be sorely needed). I plan on paying this loan back within 60 days.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	18
Revolving Credit Balance:	$157.00	Public Records On File:	1
Revolving Line Utilization:	52.30%	Months Since Last Record:	20
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what car is it and why does it have negative trade-in value? why don't you just give it back?	2004 Chrysler Pacifica, 43k miles. It's been a great car, but it seats six exactly and in a few weeks there will be six of us (leaving no room for things like groceries or luggage). Unfortunately, the value has fallen faster than the pay-off amount. I want to pay it off so I don't have to roll any negative equity into a new car loan (this loan I'll pay back in about 60 days when I get my yearly bonus--which has already been approved).
What does SAIC stand for?	Science Applications International Corporation. We are consultants primarily to the US government with a specific focus on energy and defense. We are publicly traded and generate around $8 billion in revenue annually.

Member Payment Dependent Notes Series 380775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380775	$8,000	$8,000	15.68%	1.00%	February 26, 2009	March 10, 2012	March 10, 2013	$4,200

                This series of Notes was issued upon closing and funding of member loan 380775. Member loan 380775 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,590 / month
Current employer:	University of Utah	Debt-to-income ratio:	22.18%
Length of employment:	3 years 8 months	Location:	West Valley, UT

Home town:
Current & past employers:	University of Utah
Education:	University of Utah

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate some very high interest rate debt at a more reasonable rate. I have done a great deal of research on peer-to-peer lending and feel LendingClub is the place for me to accomplish this. I would pay off a small, but high rate note loan, pay off one credit card and pay down on two other cards. This would allow me to make additional payments on my other obligations and get me on the road to a sound financial footing. I have been employed at the same place for 35 years, and have lived in my home for 29 years. I am a reliable borrower, and just need a reasonable lender to get me over the hump. I have been helping out my daughter and her children, and put myself into a bit of a hole, financially. She is now better able to support herself, so I will be able to concentrate on my own financial security.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	35
Revolving Credit Balance:	$43,110.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at U of Utah?	Type your answer here. I handle the administrative and accounting tasks at a department that does contract and grant research. I also administer a web database, including collecting the data, verifying the data and overseeing the data input process. I also handle administrative tasks relating to contracts and grants for some faculty member.

Member Payment Dependent Notes Series 380789

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380789	$6,950	$6,950	14.42%	1.00%	February 27, 2009	March 10, 2012	March 10, 2013	$4,125

                This series of Notes was issued upon closing and funding of member loan 380789. Member loan 380789 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	UNH - IOL	Debt-to-income ratio:	18.00%
Length of employment:	9 months	Location:	Dover, NH

Home town:	Concord
Current & past employers:	UNH - IOL, NHPTV
Education:	University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

I've been working on paying down my credit card debt since last summer and have made some headway already. However, I would like to try and consolidate the debt so I can get a better interest rate than the average of 20.99% my cards are charging me. All money would go 100% towards my credit card debt. I have never missed a payment with my cards and am paying it down, but feel the fiscally responsible thing to do would be to try and get a better interest rate and stop having to worry about 4 separate payments every month.

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,394.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested but would like to know the following: 1. Do you know why your credit rating is in the 660-678 range? Have you opened several new credit accounts lately? Do most of your credit accounts have balances and low limits? 2. What are your other monthly expenses and how much is the month payment for each? 3. What do you do for UNH - IOL? Are you a student there? Thank you	1) I believe it is because of the fact that I have several credit cards with low credit limits, and other cards are maxed out. I am a musician and opened up some card to pay for studio time, CD replication, promotions, etc. I realize now that that was a mistake. 2) Here are my expenses: Rent: $416/month Utilities (heat, cable, internet, shared with roommates) $85/month 3) Car insurance: $50/month 4) Citibank: $150 5) Washington Mutual: $200 6) Several other smaller cards add up to minimum payments of about $200 a month 7) Interest on student loans: $200/month I also make a point to pay more than the minimum every month; basically at the end of every month I have nothing left other than a meager savings account. 3) UNH - IOL is a testing facility that operates through the UNH. I work in the office portion, doing several PR type things (newsletters, press releases, website updates, etc). I'm also a student at UNH but had to take this semester off due to health problems. I plan to return when I know for sure that I'm able to manage my debt. I hope this helps. Thank you for your consideration.

Member Payment Dependent Notes Series 380807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380807	$20,000	$20,000	13.16%	1.00%	February 27, 2009	March 10, 2012	March 10, 2013	$9,100

                This series of Notes was issued upon closing and funding of member loan 380807. Member loan 380807 was requested on February 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Armenian Russian Television Network Inc.	Debt-to-income ratio:	16.56%
Length of employment:	7 years 3 months	Location:	Glendale, CA

Home town:	Gyumri
Current & past employers:	Armenian Russian Television Network Inc.
Education:	Yerevan State University , Armenia

This borrower member posted the following loan description, which has not been verified:

I have promised my son that his wedding will be on me.. and here we go time has arrived...I'm a good candidate for this loan. My job is stable and secure.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	51
Revolving Credit Balance:	$21,118.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Did I not just see this listing for this same loan a couple of weeks ago?	Yes it was a week ago?This is a relisting due to discrepancy for Employment Verification by Lending Club?
What do you do at the TV network?	Production Manager ...I manage 8 TV show producers...

Member Payment Dependent Notes Series 380878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380878	$12,300	$12,300	13.47%	1.00%	February 27, 2009	March 11, 2012	March 11, 2013	$10,950

                This series of Notes was issued upon closing and funding of member loan 380878. Member loan 380878 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Mission Federal Credit Union	Debt-to-income ratio:	22.08%
Length of employment:	3 years 1 month	Location:	EL CAJON, CA

Home town:	La Mesa
Current & past employers:	Mission Federal Credit Union, Vons
Education:	San Diego State University-Main Campus, Grossmont College, Cuyamaca College

This borrower member posted the following loan description, which has not been verified:

Consolidate 4 credit cards into one closed end loan.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,543.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You work for a credit union. Why can't you get a better rate there?	The rate for debt consolidation loans where I work start at 13.50, then your credit score is taken into effect and reflects your rate. I have unfortunately had to use my credit cards a lot the past two months, which lowered my credit score. My rate that I would qualify for is 17.74% through my CU
Why did you have to use your credit cards a lot recently? and what are you changing, in terms of spending habits, to avoid this issue again?	Unfortunately my living situation changed. My girlfriend and I lived at her parents house in the back house, however her parents decided to get a divorce and they stopped caring about everything. They did not buy groceries like they used to, they did not maintain the house, etc. I have a 2 year old son who has CP and I did not want him in this environment. My parents have a second home that they were getting ready to sell in which I moved in to, however it wasn't furnished. I spent the money of baby proofing the home, buying furniture, washer/dryer, dishwasher, tv, refrigerator and groceries. I no longer am in need of these things, I have got everything. Instead of having credit card debt, I would rather have a closed end loan in which I have a set time to pay it off.

Member Payment Dependent Notes Series 380955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380955	$2,500	$2,500	16.63%	1.00%	February 26, 2009	March 11, 2012	March 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380955. Member loan 380955 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,978 / month
Current employer:	Blank Rome	Debt-to-income ratio:	1.51%
Length of employment:	6 years	Location:	SILVER SPRING, MD

Home town:	Hackensack
Current & past employers:	Blank Rome
Education:

This borrower member posted the following loan description, which has not been verified:

Have very good credit and steady employment. Need a personal loan with no early repayment penalty.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$946.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please be a little more forthcoming about the intended use of the money?	to pay legal mater

Member Payment Dependent Notes Series 380963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380963	$12,000	$12,000	13.16%	1.00%	February 28, 2009	March 12, 2012	March 12, 2013	$8,775

                This series of Notes was issued upon closing and funding of member loan 380963. Member loan 380963 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	el paso county sheriffs office	Debt-to-income ratio:	17.96%
Length of employment:	12 years	Location:	horizon, TX

Home town:	El Paso
Current & past employers:	el paso county sheriffs office
Education:	El Paso Community College

This borrower member posted the following loan description, which has not been verified:

medical expenses, property tax, and an existing loan with a high interest rate are the debts I need to pay

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$754.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
it says here you have no revolving balance. what debt are you referring to?	Type your answer here. I have property tax, medical bills, and a previous loan with a high interest rate that i need to pay off.
also, what is your job, and how safe is it in this economy?	Type your answer here. There is always a need for law enforcement. Our sheriffs office is nationaly accreditted, and is the highest paid in the state of Texas

Member Payment Dependent Notes Series 380970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380970	$9,600	$9,600	16.95%	1.00%	February 27, 2009	March 12, 2012	March 12, 2013	$4,900

                This series of Notes was issued upon closing and funding of member loan 380970. Member loan 380970 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Bassett Healthcare	Debt-to-income ratio:	15.24%
Length of employment:	22 years	Location:	ONEONTA, NY

Home town:
Current & past employers:	Bassett Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

i recently bought my house and have had to competly refinish the entire house. The bathroom is last and I am looking for financing. I have a project plan already

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	55
Revolving Credit Balance:	$3,491.00	Public Records On File:	2
Revolving Line Utilization:	64.60%	Months Since Last Record:	57
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why 2 public records on file? That's scary. More than the average American.	that was about 5 years ago. I have cleared them up. they were a result of being young and making a bad decision. Since then I have kept all of my pymt's ontime.
so what were those about? what happened?	actually both were related to a 4 wheeler that was stolen from my property. I had a dispute over the coverage of the insurace I had recieved with the loan. The bank won, no suprise there and I learned some important lessons. I have a better understanding of the situation now and realize that I was in the wrong.
Do you think you can afford both, Paying this loan and a mortgage in this economic climate?	yes I do. I have worked out the details and would not put my future at risk for $9600. This is an affortable amount for me to pay back.

Member Payment Dependent Notes Series 380974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380974	$16,000	$16,000	13.79%	1.00%	February 27, 2009	March 11, 2012	March 11, 2013	$14,950

                This series of Notes was issued upon closing and funding of member loan 380974. Member loan 380974 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Washington Development Industry Council	Debt-to-income ratio:	10.95%
Length of employment:	8 months	Location:	Washington, DC

Home town:	Detroit
Current & past employers:	Washington Development Industry Council, Council of the District of Columbia
Education:	Howard University

This borrower member posted the following loan description, which has not been verified:

To all: I am requesting a loan so that I can start a business and get a better interest rate for some debt/and to consolidate my payments. I am itching to start a new venture but need some start-up capital. Thank you in advance!

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,742.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much of the loan is going to be used to consolidate debt vs the new venture? Thanks.	Most likely 40:60.
with the economy the way it is, I'm afraid your new venture has very low chance of succeeding What makes you think otherwise?	My new venture will support businesses that need extra help in this rough economy. Within the network I have created in Washington, DC, I have identified a demand for what I plan to offer.
What is the current rate on your credit card debt?	Between 15% and 25%

Member Payment Dependent Notes Series 381015

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381015	$11,000	$11,000	14.74%	1.00%	February 28, 2009	March 11, 2012	March 11, 2013	$5,400

                This series of Notes was issued upon closing and funding of member loan 381015. Member loan 381015 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Towbin Infiniti	Debt-to-income ratio:	10.87%
Length of employment:	3 months	Location:	Henderson, NV

Home town:	Columbus
Current & past employers:	Towbin Infiniti
Education:	Miami University-Oxford

This borrower member posted the following loan description, which has not been verified:

I wish to consolidate all of my revolving debt into one monthly payment where a greater percentage of payment is applied toward principal and I can be out of debt in 36 months. Any remainder will be applied to my higher interest student loans. I particularly wish to cease business with Citi, because after years of responsible usage and on-time payments, they raised the rate on my Mastercard by 6 points with no explanation.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	13
Revolving Credit Balance:	$11,419.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381051	$1,925	$1,925	14.74%	1.00%	February 26, 2009	March 11, 2012	March 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381051. Member loan 381051 was requested on February 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$900 / month
Current employer:	Deep Foods Inc.	Debt-to-income ratio:	20.33%
Length of employment:	2 years 8 months	Location:	jersey city, NJ

Home town:
Current & past employers:	Deep Foods Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am a Senior student, will be graduating by the end of this year, just wanted a loan for my last 2 semester tuition which would be repaid ASAP, may be as soon as 8-9 months if i get my internship. Just wanted little help to pay my final tuition fees.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,909.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is it correct that you own a home in Jersey City and maintain it on an income of $900 a month? What school do you attend, and what is your major?	there was only option for home or rent....i live with my parents so don't pay anything, but occasionally i pop in some money..I have comission on my sales which exceed above 900/month but have written my most basic income which is surely gonna flow in every month atleast... I would be graduating this year end and doing Finance with mathematics..
I appreciate the fact that you have decent credit and were forthcoming with the previous asker's question. However I would like to know what school you attend as well. May you please answer that? Also, it seems like you have over $20K in available credit. Please state what you spent $1909 on and how quickly do you think you'll pay that off on top of your proposed loan. Sorry if I sound intrusive, but if I like your answer I may potential fund the rest of your amount.	I have decent credit limit along with low interests, but i want to keep them for unforeseen events during my last year of graduation. I might get an internship this summer and am planning to pay up the loan ASAP by this year end.. lets c how things turn out in the end. I study at Rutgers University.. About 5 credit cards are store cards which are of no use as they carry close to 23% APR which i wont use at any cost to fund my needs. so just getting a loan which can be paid off ASAP with he lowest risk and interest.

Member Payment Dependent Notes Series 381104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381104	$1,800	$1,800	7.37%	1.00%	February 27, 2009	March 12, 2012	March 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381104. Member loan 381104 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,440 / month
Current employer:	Colorado Mountain College	Debt-to-income ratio:	7.25%
Length of employment:	1 month	Location:	Glenwood Springs, CO

Home town:	Glenwood Springs
Current & past employers:	Colorado Mountain College, 20/20 Eye Care
Education:	University of Northern Colorado, Western State College of Colorado, Colorado Mountain College

This borrower member posted the following loan description, which has not been verified:

I currently need a small loan to buy a small economical used car that I can use to commute back and forth to my new job. I have just switched employers and am receiving a substantial raise. A great thing in these current economic times, and I am very pleased.

A credit bureau reported the following information about this borrower member on February 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,469.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381143	$9,000	$9,000	19.47%	1.00%	February 28, 2009	March 12, 2012	March 12, 2013	$450

                This series of Notes was issued upon closing and funding of member loan 381143. Member loan 381143 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,983 / month
Current employer:	Sky Lakes Medical Center	Debt-to-income ratio:	12.27%
Length of employment:	1 year 6 months	Location:	Chiloquin, OR

Home town:	Phoenix
Current & past employers:	Sky Lakes Medical Center, United States Marine Corps
Education:	USAF Air University

This borrower member posted the following loan description, which has not been verified:

I purchased a new car last year, and have paid on it faithfully. The interest rate is high, due to my lack of extended/existing credit in the past. (I usually pay cash for what I need/want). I was in a situation where I drove 50 miles round trip to work, and my V8 truck gas cost alone - justified my purchase. I also knew if I stayed on top of my payments I could refinance in the short term. 1) I want to pay off the car loan. 2) I want to pay partial closing costs on an approved VA home loan. 3) I have two low limit cards that I will pay off. I will close one card, and keep my Capital One. 4) The rest will be used to comfortably move us into the new home, with some money to be used for new fencing on the property.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	66
Revolving Credit Balance:	$434.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is the car loan for and at what interest rate?	Tony, The loan is for around $9600 @ nearly 24% after my next payment. I was in need of a second vehicle, with little to no credit at the time. I paid $1500 down, and financed the rest to build more credit. After paying this vehicle off and moving, I lower my interest rate by at least 2%, and my monthly payments go up minimally, and for 1-2 years less. Thanks for your consideration!
I see the $434 revolving credit balance and the approx. $9600 vehicle loan, but it also shows debt to income of 12.27%. This makes me wonder if you have debt in addition to the $434 and $9600. If so, please identify same.	MFOconner, I also have two children and a wife. I assume my responsibility for her accounts as well. We do invest some of our money into two distinct brokerage accounts and a retirement plan for her. I choose to go this route to build on my own credit worthiness, and get into the home sooner, rather than later and with little to no investment savings. Thanks for the question!
what do you do at Sky Lakes Medical Center, and how safe is your job during this economy?	SDI3, I am a hospital building engineer (electrician first and foremost), and my job is very stable. We maintain the geothermal, emergency power, fire alarm systems, you name it. Thanks!

Member Payment Dependent Notes Series 381158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381158	$4,000	$4,000	14.42%	1.00%	February 28, 2009	March 12, 2012	March 12, 2013	$1,475

                This series of Notes was issued upon closing and funding of member loan 381158. Member loan 381158 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	Walgreen	Debt-to-income ratio:	8.26%
Length of employment:	2 years 4 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Walgreen
Education:	Community College of Philadelphia

This borrower member posted the following loan description, which has not been verified:

I am helping a family member that was layoff from work and enter to financial difficulty after struggling to find work. The situation has made his credit score low and needs help to catch up with a lot of bills. He has found himself a job but needs help with a short-term loan. I always try to do my best to a family member that is it need and that is what the word family means when you can help each other get through hard times.

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,090.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your plan for repayment of the loan? How long do you anticipate you will need to support him? Why isn't he applying for the loan himself? It would help to have more information about him.	I am planning to pay the loan in full within 4-8 months. I take full responsibility of the loan and I don't take loans out for everyone. Only family members that are responsible. This my credit status that will be destroy so I have good credit score for a reason. I am making the payments on the loan or will pay for it in full within 4-8 months. I don't have the money to lend him so that is why I am taking out a loan. I want to help him and give him the full amount of the loan. He is not applying for the loan because the job layoff has made his credit score very low where he would not get approve. You need at least a score of 660 to be consider for any loans. He works hard and does not have much debt. What happen to his situation is he was layoff from work. The unemployment check was not enough to pay for all his bills because it is less than what you usually get paid. He took care of the necessary bills that involve living like utilities, insurance, and mortgage but decided to let his credit cards bills to be late. He thought he could be late and will get a job soon because of his experiences. However, he didn't get the job fast enough and got into a deep hole. The economy is so bad even the well experience is having a hard time getting a job.
assuming your friend doesn't get a job and can't pay you back are you able to pay this yourself? What are your current monthly expenses and incomes	Yes I can pay this loan. I am making payments on the loan and I am responsible for it no matter what happen to my relative situation. I don't have a lot of expenses. I live with my parents and I pay rent and car insurance. My monthly income is between 1400-1900 depending on the hours I work.

Member Payment Dependent Notes Series 381180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381180	$12,000	$12,000	16.95%	1.00%	February 28, 2009	March 12, 2012	March 12, 2013	$8,700

                This series of Notes was issued upon closing and funding of member loan 381180. Member loan 381180 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	American Car Commercial	Debt-to-income ratio:	16.53%
Length of employment:	10 years	Location:	exeter, NH

Home town:	Liverpool
Current & past employers:	American Car Commercial
Education:	St Marys Collage

This borrower member posted the following loan description, which has not been verified:

We are a company based in New Hampshire with a turnover last year of approx $600000 We set up another business also in NH which is funding itself in less then a year with 5 staff to set this business up we funded this through a company called Stirling Funding which is a credit card merchant for funding small business's based on your daily credit card transactions, we have approx $11000 left to finish this debt which started out at $40000 less than 10 months ago which if you do the math is about $3000 pm due to the resession things are slowing a little and we would rather have a smaller payment to finish the loan term as it is just starting to effect cash flow (Please note that my listing was removed and put back by lending club all in Error)

A credit bureau reported the following information about this borrower member on February 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,534.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you include a simple cash flow statement. This would help me decide whether or not to invest a considerable amount of your loan.	Hi: Thank you for your question and we do have our profit and loss statement. We would prefer a private email for sending this information in full. However, I can break down some figures here. 2008 Revenue $ 512,000.00 Cost of goods sold: $ 226,000.00 Gross Profit: $286,000.00 Expenses per month approx: $6,000.00. Please let me know if you require additional information as we would be more than happy to provide such. Thank you again for your consideration and let me have a private email to send this further information should you need it. With kind regards Mathew Pearson

Member Payment Dependent Notes Series 381235

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381235	$10,000	$10,000	13.79%	1.00%	February 28, 2009	March 13, 2012	March 13, 2013	$6,575

                This series of Notes was issued upon closing and funding of member loan 381235. Member loan 381235 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,906 / month
Current employer:	Lompoc Unified School District	Debt-to-income ratio:	24.91%
Length of employment:	9 years 7 months	Location:	Lompoc, CA

Home town:	Santa Barbara
Current & past employers:	Lompoc Unified School District
Education:	California Polytechnic State University (CalPoly), Grand Canyon University

This borrower member posted the following loan description, which has not been verified:

To pay off a high interest rate loan, auto loan, and a couple credit cards.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	56	Months Since Last Delinquency:	14
Revolving Credit Balance:	$6,344.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do with the school district?	I am a 3rd grade teacher.
Also, can you tell us why you have a delinquency in the last year?	I am unaware of a delinquent payment, I am ordering a credit report to see what it was on and make any corrections.

Member Payment Dependent Notes Series 381261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381261	$20,000	$20,000	15.05%	1.00%	February 28, 2009	March 12, 2012	March 12, 2013	$15,775

                This series of Notes was issued upon closing and funding of member loan 381261. Member loan 381261 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,837 / month
Current employer:	KTU+A	Debt-to-income ratio:	16.54%
Length of employment:	6 years 6 months	Location:	Coronado, CA

Home town:	Lakewood
Current & past employers:	KTU+A, Port Blakley
Education:	Texas A & M University

This borrower member posted the following loan description, which has not been verified:

After looking at funding options, I have determined that a Peer-to-Peer Loan is be the best option for my situation. The loan I am requesting will pay off my wife and son's medical bills and will allow me to consolidate all of our other monthly payments. I have been employed with the same company for 7 years and love what I do. At this time, my debit ratio is higher than I care for, so I'm sure you understand the need for consolidaton at a lower rate. In addition, the ability to pay off medical bills will lift a hugh weight off my family's shoulders. In advance, I would like to thank you for your support and your investment in my families financial freedom.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,147.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is KTU+A, and what do you do there?	Type your answer here. Hey sdi3, Good morning, KTU+A is Planning and Landscape Architecture firm in San Diego California. The firm has been a round for 40 years... I'm Associate on the Landscape Architecture side of the business... Thanks for the question, Tim
What are your monthly expenses and how will this loan be paid of with your current income? This will help in considering whether or not to invest in your loan.	Thank you for your question. Currently my monthly expenses are $3800.00. This loan will allow me to pay off high interest rate debt and clear past due medical bills for my wife and son. In doing this, my cash flow will be increased and the loan in question will be paid. Feel free to ask any additional questions.

Member Payment Dependent Notes Series 381265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381265	$8,000	$8,000	18.21%	1.00%	February 28, 2009	March 12, 2012	March 12, 2013	$450

                This series of Notes was issued upon closing and funding of member loan 381265. Member loan 381265 was requested on February 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,198 / month
Current employer:	Coldwell Banker	Debt-to-income ratio:	10.76%
Length of employment:	2 years	Location:	Goleta, CA

Home town:	Sacramento
Current & past employers:	Coldwell Banker, J.Jill
Education:	University of California- Santa Barbara

This borrower member posted the following loan description, which has not been verified:

I have 4 high interest almost completely maxed out credit cards that i have been struggling to pay off for over a year. I know that I could pay the debt off faster and with less stress if i can get it in one monthly payment at a lower interest rate. I relied on my credit cards when i was low on cash and it has come back to haunt me with the interest killing me. I have been searching for a solution to my never ending problem and I finally have decided that a personal loan is all i can do. I want to be able to make a difference in my balance each month as opposed to interest voiding my payment each time.

A credit bureau reported the following information about this borrower member on February 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,961.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how stable is your job? with the economy the way it is and the real estate market going in the dump, I am afraid you won't be able to pay this loan.	I work for one of the strongest real estate companies in the country and have been assured by my office manager that my job is safe. We took steps in the beginning of this down market to secure our place in the industry. We have downsized our office location and decreased our overhead expenses by half. I have been told that I am an asset to the company and that I am being considered for upward movement within the office in the next couple of years which would increase my salary substantially.
I know what its like to be in your shoes. It can be tough to catch up.. but its better this than messing up your credit, so hang in there. If you can try to pay yourself first and use some of this money (say 10% of income) to increase your assets which will then help to pay for your debts. Try to limit your expenses to help in the process. Best of luck.. Protect your credit. I learned the hard way. Please list your expenses and show you can make the monthly payment	I am able to pay all 4 of my credit card payments each month, but the problem is when i make a payment, the interest charged is almost identical so I never actually chip away at the balances. If I could have a lower interest loan it would help out a lot. Even if I would be paying the same amount with a loan each month, atleast I would not be getting charged as much interest and i would be able to see it decreasing with time. I have spent about 2 years going nowhere with my current credit cards and it is very frustrating. My monthly expenses (minus credit cards): Rent: $800, Food: $200, Gas: $100, Cellphone: $70, Utilities (shared): $50, Car Insurance: $50. I don't own a home or have payments on a vehicle. I have relatively few expenses, but having to remember 4 credit card payments each month is stressful. I am trying to protect my credit by trying to downsize my interest. I am afraid that at some point I will get into trouble by going over my balances because of the interest.
How much are the payments on your cards, balances, and interest rates? You're revolving credit balance shows as $9,961. Why not put in for a loan for that amount? How does the real estate market in CA looking these days?	The reason that I didn't request that much is that I honestly didn't think that I would be approved. Also, one of my credit cards that has a $1000 balance has a fairly low interest rate so i wouldn't need to use the loan for that card. The area that I am in, real estate is doing fairly well. Prices are lower than they have been in recent years but the number of sales is good.
You seem to be a young lady, making her way into the professional world. I am concerned that you will be incurring the same credit card debt as soon as your credit cards are paid off. What can you tell us about your spending habits that you are committed to changing?	I don't spend any money that is not bills or food at this point. I have not bought anything for myself in probably a year. Needless to say Christmas was sparse. My credit card debt has nothing to do with clothes and shoes and going out on the town. I used my cards as cash for bills and food. I wish I could show everyone the charges to prove it. I almost wish I had a house full of fun stuff to show for the debt. If I get this loan I plan on cancelling 2 of my cards and not using the other 2, but keeping them for my credit history.
What is the APR on your current credit cards?	One is 15% and three are 30%. They didnt start that high but i learned that paying online the day a bill is due is not a good idea becuase the payment will post as being late. This happened on 2 cards and bumped my rate. And within the last 6 months my finance charges have pushed me over my limit on more than one occasion. Ouch. This is why I need 1 payment with a lower rate. The rate here would definitely help me pay off the loan.

Member Payment Dependent Notes Series 381306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381306	$12,000	$12,000	12.53%	1.00%	February 28, 2009	March 13, 2012	March 13, 2013	$8,750

                This series of Notes was issued upon closing and funding of member loan 381306. Member loan 381306 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	CHRISTUS St. Vincent Regional Medical Center	Debt-to-income ratio:	20.15%
Length of employment:	7 years 6 months	Location:	Santa Fe, NM

Home town:	Cologne
Current & past employers:	CHRISTUS St. Vincent Regional Medical Center, U.S. Department of Defense, College of Santa Fe
Education:	University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Hello! I am currently employed full-time and my domestic partner is permanently disabled with rheumatoid arthritis. We are just getting by on my salary and his small monthly pension. We do not own a home. I carry about $30,000 in credit card debt on four cards and I am committed to repaying this debt. Although I am not behind on any of my payments, the banks are beginning to hike my interest rates. I would like to borrow $20,000 to pay off three of these credit cards. Thank you for considering my request!

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,154.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what do you do at the regional medical center?	Hello! I work in the marketing department as the hospital's Community Health Events Coordinator. In that capacity, I coordinate community health fairs, screening clinics, blood drives, immunization clinics, public health forums, and other community relations events. Thanks for your interest. Anne

Member Payment Dependent Notes Series 381334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381334	$8,000	$8,000	12.84%	1.00%	February 28, 2009	March 13, 2012	March 13, 2013	$4,075

                This series of Notes was issued upon closing and funding of member loan 381334. Member loan 381334 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,800 / month
Current employer:	n/a	Debt-to-income ratio:	4.97%
Length of employment:	6 years	Location:	Westmont, IL

Home town:
Current & past employers:	Elegant Beauty Salon and Spa
Education:	Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

I would like to buy some equipment for my salon and do some construction to help with the expansion. My salon is incorporated under an independent contractor booth rental model. I have 8 stylists that pay $200 per week to work in the salon. The salon grosses $6400 per month, and the net is about $2900 per month, which is $34,800 per year after rent and utilities. I would like to add more styling stations and equipment which will help to generate more net income. I am also employed full time for the government and my salary is $48,000 per year. I bring home about $3900 per month after payroll deductions and taxes, but this amount does vary depending on how many hours I work, and overtime, etc. I do not have any other expenses for the salon because the stylists which are independent contractors are responsible for purchasing their own items and supplies, etc. The only monthly debt payments I have personally totals $340, excluding housing. Including my housing it is $1,099. I do not have any credit card debt, no collections, and no bankruptcies. Conventional banks do not help people that are in my unique situation. My business is a cash business, and I have not applied for a lot of credit accounts, and the banks look down on that. I do not have a lot of open credit accounts because I do not really believe in credit cards. I like to pay cash if I have it and that way I avoid getting into debt. I have been very responsible with credit and do not like to just open up accounts for the heck of it. Apparently this is not something that banks like, because they are saying that I do not have a lot of credit accounts. I only have 3 but that is enough for me. They want people to open up so many accounts so that you can drown in debt, but I have steered clear of that scenario. Please help me further my business venture because banks are not willing to help someone with a unique situation like me even though I have good credit scores.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	55
Revolving Credit Balance:	$11.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You do have a special situation. Your FICO score and your lack of much debt make you attractive. So the only question is income stability. What government do you work for, federal, state, local; for how long; and are you deemed a full or part-time employee? As to your salon business, how long have you been engaged with it?	I work for the federal government as a Full Time Investigator. I have been employed for 6 years, and do not plan to end that employment. I also have a bachelor's degree in Criminology so I anticipate to always be in the same field throughout my career, in addition to my salon ownership. I have been in engaged with the salon business for 2 years as a owner. I had previous experience in the industry before becoming an owner. While in college I worked 2 years as a receptionist and 2 years as a salon manager. I am also a hair stylist by natural talent, but I am not licensed. I pursued a traditional bachelor's degree from a university versus a cosmetology license, but the hair styling and beauty industry is an additional passion for me. Thanks for your interest, and feel free to ask me any other questions.
Can you please verify your income with Lending Club? That would make your request more appealing from a lending standpoint... Thanks!	I faxed in my income verification to them yesterday or the day before.
Your credit profile here shows a delinquency 55 months ago. Do you remember the circumstances? How do you go about recruiting more stylists? What is the estimate to have the build out completed and the new equipment purchased? Thank you	The delinquency 55 months ago/4 and a half years ago, was a late payment on a car loan, that I sacrificed paying late when my father died in 2005. I paid for his entire funeral, and therefore some bills were late due to having to prioritize. I immediately caught up and even paid off the 5 year loan in 2 years. The loan was taken out in around 2004 and paid off by 2006. I will recruit more stylists, by using internet sites, newspapers, and fliers. I am subscribed to the website salonjobs.com, among others which provides me with resumes, and job seekers. The estimate of the build out is around $10-$15K depending on my funding and final choices. I am willing to stick to $5-$10K whatever is the remainder for the equipment.
I have been a Human Resources Analyst in a governmental agency. Could you please identify the federal agency that employs you, and your actual job class and pay grade?	My employment has been verified by Lending Club, as you can see that my credit review status is approved. I do not wish to publicly display this information. Thanks for understanding.

Member Payment Dependent Notes Series 381353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381353	$6,000	$6,000	12.53%	1.00%	February 28, 2009	March 13, 2012	March 13, 2013	$2,325

                This series of Notes was issued upon closing and funding of member loan 381353. Member loan 381353 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Wy Department of Transportation	Debt-to-income ratio:	24.71%
Length of employment:	1 year 9 months	Location:	Moorcroft, WY

Home town:	Sundance
Current & past employers:	Wy Department of Transportation, Sharon's Home Health Care
Education:	Moorcroft Community College

This borrower member posted the following loan description, which has not been verified:

Loan to pay off credit cards and have one payment each month.

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	29
Revolving Credit Balance:	$8,375.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why did you incur the debt? and what are you doing to stay off of it in the future?	Why did I incure the debt because it was available to me I saw things that I wanted and got them. Not a very good answer but I am working towards becoming financially responsible learning how to manage my debt and curb my spending. I would like to purchase a house in the future and know that I can not do that with a bunch of debt or bad spending habits.
What is your job class at DOT? At 1 yr 9 months, how many people are you senior to?	My job title is Drivers license specialist II. I am a driver license examiner. In my office I have a supervisor and two other people with the same job title as myself.
What are your monthly expenses. This will help me decide whether or not to extend you a considerable amount of your loan.	Rent and utilities 500 Phone and TV 200 Car and insurance 500

Member Payment Dependent Notes Series 381373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381373	$10,000	$10,000	14.42%	1.00%	February 28, 2009	March 13, 2012	March 13, 2013	$3,750

                This series of Notes was issued upon closing and funding of member loan 381373. Member loan 381373 was requested on February 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Eldre Corporation	Debt-to-income ratio:	22.22%
Length of employment:	9 years	Location:	Rochester, NY

Home town:
Current & past employers:	Eldre Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan To Consolidate Current Accounts

A credit bureau reported the following information about this borrower member on February 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,558.00	Public Records On File:	1
Revolving Line Utilization:	23.90%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What accounts are you consolidating (amounts and interest rates)? please	A capitol one credit card that went from 3.99% to 17.67% it was supposed to stay @ 3.99% for the duration so I want to pay them and close the account because they did not honor the contract with me and changed mid stream. Also an ESPN Visa @ 15.00 % same situation as above. Thanks

Member Payment Dependent Notes Series 381518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381518	$4,000	$4,000	16.32%	1.00%	February 28, 2009	March 14, 2012	March 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381518. Member loan 381518 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	ElderHelp of San Diego	Debt-to-income ratio:	9.72%
Length of employment:	4 months	Location:	San Diego, CA

Home town:	Fall River
Current & past employers:	ElderHelp of San Diego, Anti-Defamation League, Comp-U-Trade, Stanley Bostitch, Americorps NCCC
Education:	Bristol Community College

This borrower member posted the following loan description, which has not been verified:

I am trying to get a lower interest rate on my Washington Mutual credit card debt. The credit card once had a low percentage APR when it was owned by Providian, then Washington Mutual bought Providian and raised my rate. Now Chase has bought Washington Mutual and my APR has raised again.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,490.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do with ElderCare?	I'm an Executive Assistant. Basically i assist the Director and every other department with administrative, development and I.T. tasks. If you would like more information about ElderHelp and the services we provide to seniors, go to www.elderhelpofsandiego.org
What is the interest rate on your credit card debt? Why/how did you accumulate this debt? (i.e. Are your expenses usually higher than your income?)	The interest rate was originally 12ish%, then WAMU acquired Providian and it jumped to 17.34% and after the recent acquisition of WAMU by Chase, It has climbed to 23.99%. I accumulated this debt because I was helping a good friend with her medial bills (she was uninsured for a period of time). Also, I have enough income to pay more than the minimum on my monthly credit cards.

Member Payment Dependent Notes Series 381545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381545	$7,000	$7,000	8.00%	1.00%	February 26, 2009	March 14, 2012	March 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381545. Member loan 381545 was requested on February 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,709 / month
Current employer:	Plaistow Police Dept	Debt-to-income ratio:	8.22%
Length of employment:	25 years	Location:	Methuen, MA

Home town:	Methuen
Current & past employers:	Plaistow Police Dept
Education:	Necco, Univ of Mass

This borrower member posted the following loan description, which has not been verified:

I have an outstanding balance on a credit card that I feel like I have been paying forever! The interest rate was recently increased to a ridiculous rate and I am sick of throwing my hard earned money away on interest! I would like to have plan to pay off this debt once and for all (as quickly as possible) with a fixed rate that will not be raised at the drop of a hat.

A credit bureau reported the following information about this borrower member on February 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,932.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
your loan is for 7k however it says your balances are only 3k what is rest for	That is not accurate. The card that I want to pay off is through American Express Blue and the balance is a little over $7,000.00. I have one more card with a balance of about $2,800.00 with Chase at a good interest rate. Another inaccuracy on my record shows that I have been employed at my job for 50 years!! Not sure how that transferred over but it is actually 25 years. I really hope I don't have to work 50 years!!!! Thank you for your question and please feel free to ask any others you may have.
How long have you been employed by the Police Department?	I have already sent an e-mail to the lending club to correct this. I originally started this process through lendingtree.com and when the information transferred over, this number appeared to be doubled. I have actually been employed for 25 years, not 50, with my current employer. I hope that I will not be working for 50 years!!!! Thank you for your interest and please let me know if you have any other questions.
Is your length of employment really 50 years with the Plaistow Police Dept?	No - it is actually 25 years. The information was transferred over by lendingtree.com and it appears to have doubled. I have already sent an e-mail to the lending club to have this corrected. I hope I do not have to work for 50 years! Thank you for your interest and please let me know if you have any other questions.
You mention wanting to have a plan to pay off the debt once and for all. Have you written a plan to accomplish your goal? What is it?	No I have not written any plans down. My finances are pretty straight foward and manageable so I did not feel the need. Thank you for your question.

Member Payment Dependent Notes Series 381581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381581	$5,400	$5,400	7.68%	1.00%	February 26, 2009	March 15, 2012	March 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381581. Member loan 381581 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,876 / month
Current employer:	columbus metropolitan library	Debt-to-income ratio:	10.53%
Length of employment:	14 years 6 months	Location:	columbus, OH

Home town:	Columbus
Current & past employers:	columbus metropolitan library
Education:	columbus state community college, Ohio state university, kent state university

This borrower member posted the following loan description, which has not been verified:

I need a new roof. If there is money left over from that, I also need to have my home insulated.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,133.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why not ask for a home equity loan? you have perfect credit score for a better rate there	I'm not sure that I have much equity in my home at this time. I refinanced a few years ago to pay off some credit cards and home values have not gone up since then.

Member Payment Dependent Notes Series 381693

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381693	$1,200	$1,200	14.11%	1.00%	February 26, 2009	March 15, 2012	March 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381693. Member loan 381693 was requested on March 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	Federal Student Aid	Debt-to-income ratio:	8.28%
Length of employment:	2 years	Location:	las vegas, NV

Home town:	Honolulu
Current & past employers:	Federal Student Aid, United States Marine Corps
Education:	UNLV

This borrower member posted the following loan description, which has not been verified:

Hi my name is Jim and I just got out of the United States Marine Corps and am currently going to school. I am in need of $1,200 to catch up on some payments and to consolidate loans. I made a mistake of thinking I could handle buying a 42 inch flatscreen and i was doing good untill some unexpected finances popped up. I should have listend to others when they said to always save some of your earnings for rainy days but i guess i didnt.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	6
Revolving Credit Balance:	$802.00	Public Records On File:	0
Revolving Line Utilization:	6.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you list our your monthly bills and expences currently and what will be consolidated	I recieve $800 through the government for disability a month and with that I use about $400 for rent, food, gas. What set me back was when one of my direct deposits came through late and I havnt picked up on it and the television payment that was supposed to get pulled out was defualted and I was informed that the interest rate shoot up because of that late payment. I have about $700 left on that account left but the interest is killing me right now. I was also looking to pay off my credit card which I had to use for books because of the fees for the tv I purchased. On the credit card I owe $500. I am paying all together more than I'm getting a month so with this loan. I am commiting to only $41 a month for 3 years so that it helps me lessen the burden. Thanks for the help and I hope this answered your question. If there is anything else you need to know plaease don't hesitate to ask. Jim Tungpalan
Semper Fidelis	Semper Fi

Member Payment Dependent Notes Series 381758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381758	$2,800	$2,800	16.63%	1.00%	March 10, 2009	March 16, 2012	March 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381758. Member loan 381758 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,250 / month
Current employer:	Americredit	Debt-to-income ratio:	16.48%
Length of employment:	10 months	Location:	GRAND PRAIRIE, TX

Home town:	Grand Prairie
Current & past employers:	Americredit, Vandergriff Honda, Don Davis Toyota
Education:	The University of Texas at Arlington, Tarrant County College District

This borrower member posted the following loan description, which has not been verified:

I need a loan which I will payback shortly for a vehicle, My current vehicle is falling apart and I'm currently a full time college student while working at the same time. Thank You.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,399.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You work for Americredit? Why won't they give you a loan for a vehicle? Also what kind of home do you own making $1250 a month?	Americredit gives loans to mostly big dealers, theres no vehicles thats going to fit my budget that's why. As for the home, I'm living with family so I dont have to pay rent or anything just do chores lol.
What are your monthly expenses? This will help me to decide if I will invest a considerable portion of your loan.	i have two credit cards that i make payments for thats 150.00 each so 300.00 a month, gas, food i say thats about 100.00 a week and the rest i save or if i need something ill purchase, I live with my family so rent is taking care of, I'm on a family phone plan so thats taken care of as well
You say that you sometimes have extra money,do you plan to pay slightly above payment on this loan to pay off faster?	Of course I don't intend to drag it out for three years I'm planning to pay off the loan by next summer

Member Payment Dependent Notes Series 381812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381812	$5,000	$5,000	9.32%	1.00%	February 28, 2009	March 17, 2012	March 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381812. Member loan 381812 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Home Entertainment Distributors	Debt-to-income ratio:	20.35%
Length of employment:	4 years	Location:	GREENVILLE, RI

Home town:	Braintree
Current & past employers:	Home Entertainment Distributors
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

Paying off two credit cards, consolidating due to high rates

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,717.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what's Home Entertainment Distributors? and what do you do ther?	Hi, it's a medium sized business that sells audio/video electronics to buyers I am the Sr System Administrator in an IT / Software Eng department of about 15
Could you please verify your employment/income with Lending Club? That would make your loan request more attractive from an investment standpoint. Thanks!	Sorry for the delay, I am still waiting on Lending Club to contact HR where I work I work in IT and I have a secure job, I have worked here for close to 4 years
By 'System Administrator' are you over the network engineers in charge of the servers, etc.? What are the rates and minimum monthly payments on your two cards? Your wise to get a handle on your debt while you're young. Good luck with the loan!	Yes I am the solely responsible for all of the server and network hardware Rates on both cards are 16.99% even though my credit is very good they decline to lower the rate Minimum payment is some where around $50 but I usually end up paying $100

Member Payment Dependent Notes Series 381882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381882	$3,500	$3,500	12.21%	1.00%	March 10, 2009	March 18, 2012	March 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381882. Member loan 381882 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Best Buy	Debt-to-income ratio:	15.07%
Length of employment:	9 years 1 month	Location:	ROCHESTER, MI

Home town:	Sterling Heights
Current & past employers:	Best Buy, McDonald's
Education:	Macomb Community College

This borrower member posted the following loan description, which has not been verified:

I am looking at paying off some of my bills that have a high rate.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	82
Revolving Credit Balance:	$12,324.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Stoner1979 - Ok, I'll bite. Are you a 30 year old stoner? Art	LOL, No my last name is stone and my nickname from 3 grade on has been Stoner, but yes I am turning 30 this year.
What's your position at best buy? How much is your rent & utilities? Do you own a car? any dependents? What was the last 2 credit inquires?	I am a operation Manager at best buy my rent is 725 a month. I do lease a car for 400 a month. my last two credit inquires not sure have not pulled a credit report lately.
Damn, and I was just going to throw you some cash for a sack! What do you do at Best Buy and McDonald's? What is your title/position? What is your savings plan and budget for the next few years to pay off the loan?	I was a manager a Mcdonalds for 5 years and then I moved on to Best buy. I am a operation manager at Best Buy now. I could pay of the loan in I wanted to cut into my company stock or 401K. Don't want to touch those right now. I will be paying off this loan with my paycheck but I am saving for a house. Right now I like my apartment to a move up to the next level with Best Buy as a GM. Then I will be at one store for about 5 years so I buy a house then.

Member Payment Dependent Notes Series 381889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381889	$3,000	$3,000	9.63%	1.00%	February 27, 2009	March 16, 2012	March 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381889. Member loan 381889 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,917 / month
Current employer:	General Electric	Debt-to-income ratio:	18.88%
Length of employment:	4 years 2 months	Location:	Manchester, NH

Home town:	Burlington
Current & past employers:	General Electric
Education:	University of Dayton

This borrower member posted the following loan description, which has not been verified:

Load to finance honeymoon for my future wife and I in favor of variable credit card rates and high interest. Loan will help bridge some of the immediate wedding and newlywed expenses we are incurring.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	30
Revolving Credit Balance:	$5,033.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 381902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381902	$1,000	$1,000	9.32%	1.00%	February 28, 2009	March 16, 2012	March 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381902. Member loan 381902 was requested on March 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	American National Insurance Company	Debt-to-income ratio:	20.37%
Length of employment:	9 months	Location:	Tulsa, OK

Home town:	Henderson
Current & past employers:	American National Insurance Company, UPCO, Inc.
Education:	Rogers State University

This borrower member posted the following loan description, which has not been verified:

NEED ASAP..... I HAVE A FRIDAY DEADLINE..... I am a small business owner, Short on funds, trying to scare up the minimum to throw wife a memoriable 30th and cover a few business expenses till the 15th hits.

A credit bureau reported the following information about this borrower member on March 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,990.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a monthly savings plan?	normally yes, but the last 10 months my wife and I have started an insurance office and have had some expenses that i did not plan for and i am tapped out. Business is picking up and we are moving toward good business. I will have the loan back to the lenders in less than 30 days.

Member Payment Dependent Notes Series 382065

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382065	$3,550	$3,550	7.68%	1.00%	February 27, 2009	March 17, 2012	March 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382065. Member loan 382065 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,687 / month
Current employer:	Marriott International	Debt-to-income ratio:	8.83%
Length of employment:	10 years 8 months	Location:	daphne, AL

Home town:	Mobile
Current & past employers:	Marriott International, Walt Disney Co.
Education:	un of south alabma

This borrower member posted the following loan description, which has not been verified:

to pay off credit card

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	44
Revolving Credit Balance:	$4,120.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the rate on your credit card?	rate is 15.99 , 14.74 and 27.99 thee cards
1. What are the balances on your cards and monthly payments? 2. How much will this reduce your payments? 3. Iif there is a reduction in you payments, will you apply that to your new monthly payments to shorten your term, or set it aside for a rainy day fund?	clear accts. its 3,500 payments 425.00 pay it off
Please be a little more clear in your answers.	what what?
What is the delinquency on your credit report?	That delinquency maybe a medical which is not delinquency it was paid. The hospital did not file right so insurance did pay some ,all if resent.

Member Payment Dependent Notes Series 382129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382129	$3,000	$3,000	11.89%	1.00%	February 28, 2009	March 17, 2012	March 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382129. Member loan 382129 was requested on March 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Jon Felts LLC	Debt-to-income ratio:	18.28%
Length of employment:	2 years 3 months	Location:	Elk Grove, CA

Home town:	Elk Grove
Current & past employers:	Jon Felts LLC, Wildhawk Golf Course, Emerald Lakes Golf Course
Education:	Sacramento State University, United States Golf Teachers Federation

This borrower member posted the following loan description, which has not been verified:

I am a certified golf teaching professional with a solid and growing client base. I have been teaching at two local golf courses in Northern California for the past four years. I am seeking capital to expand my current business and develop a recognizeable brand name. $1,500 of the loan amount will be used to purchase equipment for the startup of an indoor golf instruction facility. Equipment includes a hitting net, mat, balls, and video equipment. The remaining amount of the loan will be used for promotion and branding such as website development, product development (instructional DVD's and books), golf magazine/newspaper advertisements, business cards, flyers and other marketing materials. I'd be happy to answer any questions regarding this investment opportunity. Feel free to call Jon Felts at 916-847-8348.

A credit bureau reported the following information about this borrower member on March 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	40
Revolving Credit Balance:	$14,577.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What happens if the business does not take off? With the economy the way it is, and the taxes and budget in CA hitting your customers, don't you think they'll cut expenses?	The current economy has not had an impact on my business up to this point. In fact, the number of rounds played at the golf courses I teach was actually higher in 2008 than the previous year, and my lesson totals for February 09 were double what they were one year ago. There is always a risk involved when expanding a business, which is why I intend to keep costs down and grow steadily without creating unnecessary debt or expenses. The use of an indoor facility is just an addition to my current business which has already proven to be successful. I have doubled revenues for 3 years straight regardless of the economy and by having an indoor facility available when the weather is poor, I expect to double my revenues again this year. Thanks for your inquiry.
You only need 3k for all of that?	The cost is quite a bit more but I have raised other capital and only need $3,000 to complete the funding. Thanks for your inquiry.

Member Payment Dependent Notes Series 382331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382331	$2,250	$2,250	7.37%	1.00%	February 28, 2009	March 18, 2012	March 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382331. Member loan 382331 was requested on March 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,200 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	6.83%
Length of employment:	7 years 9 months	Location:	Philadelphia, PA

Home town:
Current & past employers:	Department of Defense (DOD)
Education:	Villanova University

This borrower member posted the following loan description, which has not been verified:

In addition to this borrower account I also have a lender account on this web site. My plan is to lend these funds using that account to people with ~B credit that want to refinance credit card debt. I hope turn a small profit.

A credit bureau reported the following information about this borrower member on March 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$103,088.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 382509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382509	$3,000	$3,000	9.32%	1.00%	February 28, 2009	March 19, 2012	March 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382509. Member loan 382509 was requested on March 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,625 / month
Current employer:	Bailard	Debt-to-income ratio:	6.90%
Length of employment:	1 year 6 months	Location:	San Francisco, CA

Home town:	Phoenix
Current & past employers:	Bailard
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

I'm looking to pay off a high interest credit card. I have a Citibank card that recently went from 7% to 16%... freakin Citi. I am looking to pay off the card and tell them to shove their new interest rate. Thanks

A credit bureau reported the following information about this borrower member on March 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,863.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your primary source of income? What percentage of gross do you plan to put towards debt consolidation? It seems you have 20k in debt, but are only asking for 3k?	My primary source of income is my job. The bulk of the 20K debt (15K) is a low, 4% fix interest through my bank credit-line. I pay it down $400/month. The 3K from Lending Club is to pay off a high interest card from Citi that changed from 7% to 16%. I am not looking to pay off all my debt because I am comfortable with the 4% fixed just not with the 16% from Citi. Please note that I have never missed been late for a payment, ever. And I have 6+ month saving in case of emergency. Thanks

Prospectus Supplement (Sales Report) No. 21 dated March 10, 2009